UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2008

OCEANAUT, INC.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands

(State or other jurisdiction of incorporation)

6770 (Commission File Number)	N/A (IRS Employer Identification No.)

17TH Km National Road Athens-Lamia & Finikos Street
145 64 Nea Kifisia
Athens, Greece
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: +30-210-620-9520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 1.02 of this Current Report on Form 8-K is hereby incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

On February 19, 2008, Oceanaut, Inc. (the “Company”) and companies associated with members of the Restis family entered into an agreement to terminate on a mutual basis the following agreements: Master Agreement, Investment Agreement, Technical Management Agreement, Commercial Management Agreement and nine Memoranda of Agreement, each dated as of October 12, 2007, and nine tripartite agreements amending certain terms of the aforementioned Memoranda of Agreement, each dated as of January 28, 2008, pursuant to which the Company would have purchased nine dry bulk carriers for an aggregate purchase price of $700 million and issued shares of its common stock in exchange for an aggregate investment of $82,500,000 by companies associated with members of the Restis family (collectively, the “Definitive Agreements”). Under the terms of the Termination and Release Agreement (the “Termination and Release Agreement”), the parties agreed to release any and all claims they may have against the other, as more fully set forth in such agreement.

The Company remains committed to deliver shareholder value and will resume seeking suitable acquisition opportunities.

The foregoing description of the Termination and Release Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination and Release Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on February 19, 2008, announcing that members of the Company’s management will hold a conference call for certain of its stockholders as well as other persons who might be interested in purchasing the Company’s securities on Wednesday, February 20, 2008 at 9:00 a.m. EST concerning the termination of the Definitive Agreements. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K, and other statements the Company may make, including statements about its ability to locate a suitable business target, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to the Company’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “expect,” “anticipate,” “forecasts,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Forward-looking statements are based largely on expectations and projections about future events and future trends and are subject to numerous assumptions, risks and uncertainties, which change over time. The Company’s actual results could differ materially from those anticipated in forward-looking statements and you should not place any undue reliance on such forward looking statements. Factors that could cause actual performance to differ from these forward-looking statements include the risks and uncertainties disclosed in the Company’s filings with the SEC. The Company’s filings with the SEC are accessible on the SEC’s website at http://www.sec.gov. Forward-looking statements speak only as of the date they are made.

Item 8.01 Other Events

The Company issued a press release on February 19, 2008, announcing, among other things, the termination of the Definitive Agreements. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release also announces that members of the Company’s management will hold a conference call on Wednesday, February 20, 2008 at 9:00 a.m. EST concerning the termination of the Definitive Agreements for certain of its stockholders as well as other persons who might be interested in purchasing the Company’s securities. The information set forth under Item 7.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit

10.1	Termination and Mutual Release Agreement dated as of February 19, 2008

99.1	Press Release, dated February 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2008	OCEANAUT, INC.

/s/ Eleftherios A. Papatrifon
Eleftherios A. Papatrifon
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Termination and Mutual Release Agreement dated as of February 19, 2008

99.1	Press Release, dated February 19, 2008